                                                                      EXHIBIT 11



              AMERICAN BUSINESS INFORMATION, INC. AND SUBSIDIARIES
             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
        For the three and nine months ended September 30, 1996 and 1995
                    (In thousands, except per share amounts)


                                                                Three Months Ended   Nine Months Ended
                                                                   September 30         September 30
                                                                ------------------   -----------------
                                                                  1996      1995       1996     1995
                                                                --------  --------   -------- --------

Average shares outstanding.....................................   20,840    20,768     20,808   20,725
Net additional common equivalent shares........................      187       639        187      469
                                                                --------   -------    -------  -------
Average number of common and common equivalent
 shares outstanding............................................   21,027    21,407     20,995   21,194
                                                                ========   =======    =======  =======

Net income for per share computation........................... $(10,608)  $ 4,104    $(1,523) $10,301
                                                                ========   =======    =======  =======
Net income per average common and common
  equivalent share outstanding (1)............................. $  (0.50)  $  0.19    $ (0.07) $  0.49
                                                                ========   =======    =======  =======
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(1) This calculation is submitted pursuant to Regulation S-K item
    601(b)(11) although not required by footnote 2 to paragraph 14 of APB
    Opinion No. 15 because it will result in dilution of less than 3 percent.